UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2002

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5.          Other Events.

            We hereby provide guidance as to our planned 2003 capacity, measured in terms of available seat miles (“ASMs”), compared to 2002.

            The following information contains forward-looking data that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events.  All forward-looking data involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking data.  For examples of such risks and uncertainties, please see the risk factors set forth in the Company's 2001 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition and industry conditions including the demand for air travel, airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business.

	2003 Estimated Year-over-Year %Change
ASMs	1st Qtr.(E)	2nd Qtr.(E)	3rd Qtr.(E)	4th Qtr.(E)	Full Year(E)
Domestic	(1.5)%	(5)%	(5)%	(4)%	(4)%
Latin America	(4.0)%	(3)%	(3)%	(1)%	(2)%
Transatlantic	15.0%	8%	3%	7%	8%
Pacific	17.0%	4%	2%	1%	5%
Total Mainline System	2.5%	(2)%	(3)%	(1)%	(1)%

Continental Express	23.0%	27%	33%	36%	31%

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

December 6, 2002	By: /s/ Diane Dayhoff
Diane Dayhoff
Staff Vice President-Finance